Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

OF

AOTS 30, INC.

WITH AND INTO

WRASP 30, INC.

Under Section 253 of the Delaware General Corporation Law

WRASP 30, Inc., a Delaware corporation (the “Surviving Corporation”), hereby certifies as follows:

FIRST:  The Board of Directors of the Surviving Corporation has resolved to merge AOTS 30, Inc., a Delaware corporation and its wholly-owned subsidiary (the “Subsidiary Corporation”), with and into the Surviving Corporation, a copy of such resolution is attached hereto as Exhibit A.

SECOND:  The Subsidiary Corporation was incorporated under the laws of the State of Delaware on September 23, 2011 under the name “AOTS 30, Inc.”

THIRD:  The Surviving Corporation was incorporated under the laws of the State of Delaware on June 4, 2009 under the name “SRKP 30, Inc.” and changed its name from "SRKP 30, Inc." to "WRASP 30, Inc." pursuant to an amendment to its Certificate of Incorporation filed on July 14, 2009.

FOURTH:  Pursuant to Section 253(b) of the Delaware General Corporation Law, the Surviving Corporation shall change its name to “AOTS 30, Inc.”

FIFTH:  The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation are as follows:

DESIGNATION	NUMBER

Common Stock	1,000

Upon the effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation’s capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

Signed on September 27, 2011	WRASP 30, INC.

	By:	/s/ Richard A. Rappaport
Name: Richard A. Rappaport
Title: President

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

WRASP 30, INC.

September 26, 2011

The undersigned, being all of the members of the Board of Directors of WRASP 30, Inc., a Delaware corporation (the “Corporation”), do hereby consent, pursuant to Section 141 of the Delaware General Corporation Law (“DGCL”), to the adoption of the following resolutions as of the date set forth above:

WHEREAS, the Board of Directors has determined that it is advisable, desirable and in the best interest of the Corporation to effectuate a merger (the “Merger”) pursuant to which its wholly-owned subsidiary, AOTS 30, Inc. (“AOTS 30”) will be merged with and into the Corporation, with the Corporation continuing as the surviving corporation; and

WHEREAS, the Board of Directors has determined it to be in the best interest of the Corporation to adopt the name of AOTS 30 as its own;

NOW THEREFORE IT BE:

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized and directed to effect the Merger and, in accordance with Section 253(b) of the DGCL, to change the Corporation’s name to “AOTS 30, Inc.”; and it is further

RESOLVED, that the form, terms and provisions of the Certificate of Ownership and Merger (substantially in the form presented to this Board of Directors) and of the transactions contemplated thereby be, and they hereby are, in all respects approved; and that the officers of the Corporation be, and they hereby are, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, said Certificate of Ownership and Merger, with such additions, deletions and changes as the officers shall approve, with the execution thereof by the officers to be conclusive evidence of their approval of any such additions, deletions and changes; and it is further

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to do any and all things reasonably necessary or customary in order to implement and consummate the Merger and the further transactions and actions contemplated thereby and by the foregoing resolutions; and it is further

RESOLVED, that the officer of the Corporation be, and they hereby are, authorized to execute and deliver any and all agreements, instruments and documents, and to do any and all acts and things, and to pay such expenses and taxes as such officer may deem necessary or advisable to carry out fully the intents and accomplish the purposes of the foregoing resolutions.

This Unanimous Written Consent of the Board of Directors of the Corporation may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned, being all the members of the Board of Directors of the Corporation, have set their hands hereunto as of the date first set forth above.

/s/ Richard A. Rappaport
Richard A. Rappaport

/s/ Anthony C. Pintsopoulos
Anthony C. Pintsopoulos